EXHIBIT 99.2

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees (i) to the joint filing, on behalf of each of them, of a statement on Schedule 13D (including amendments thereto) with respect to the common shares of NovaCopper Inc., a corporation existing under the laws of the Province of British Columbia, Canada, beneficially owned by the undersigned; and (ii) that this agreement be included as Exhibit 99.2 to such joint filing. The undersigned acknowledge that each shall be responsible for the timely filing of any amendments to such joint filing and for the completeness and accuracy of the information concerning it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the other.

IN WITNESS WHEREOF, the undersigned have executed this agreement.

Dated:  December 23, 2015

GOLD FIRST INVESTMENTS LIMITED

By: /s/ Andrew P. Burgin
Name: Andrew P. Burgin
Title: Director

NOTELA RESOURCE ADVISORS LTD.

By: /s/ Philip O'Neill
Name: Philip O’Neill
Title: Director

LAKEVIEW GROUP HOLDINGS LIMITED

By: /s/ Kevin O'Shaughnessy
Name: Kevin O'Shaughnessy
Title: Director